EXHIBIT 10.2

REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") is made and entered into the 27th day of October, 2017, by and between STEADFAST ASSET HOLDINGS, INC., a California corporation ("Purchaser"), and WILKINSON CGR LAWRENCEVILLE, LLC, a Georgia limited liability company ("Seller").
W I T N E S S E T H:
WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated October 23, 2017 (as hereby amended, the "Agreement"), with respect to that certain tract or parcel of land and the improvements located thereon located in Lawrenceville, Gwinnett County, Georgia, as more particularly described in the Agreement; and
WHEREAS, pursuant to a letter dated October 27, 2017 to Seller from Morris, Manning and Martin, LLP (on behalf of Purchaser), Purchaser terminated the Agreement; and
WHEREAS, Purchaser and Seller desire to reinstate the Agreement and modify and amend the Agreement in certain respects.
NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:
1.Defined Terms. All terms used in this Amendment with an initial capital letter which are not otherwise defined herein shall have the meanings given to such terms in the Agreement.
2.Reinstatement. Seller and Purchaser acknowledge and agree that the Agreement is hereby reinstated as of the Effective Date hereof and shall be in full force and effect, except as modified in this Amendment.
3.Purchase Price Reduction. Notwithstanding anything to the contrary in the Agreement, Seller and Purchaser acknowledge and agree that the Purchase Price is hereby reduced by Twenty-Five Thousand and No/100 Dollars ($25,000.00). Accordingly, Seller and Purchaser acknowledge and agree that the term "Purchase Price" is hereby amended to mean Thirty-Five Million Two Hundred Seventy-Five Thousand and No/100 Dollars ($35,275,000.00).

4.Earnest Money.
(a)    Purchaser hereby acknowledges and agrees that, upon the execution of this Amendment, the Non-Refundable Deposit shall be non-refundable to Purchaser in accordance with Section 2.2(a) of the Agreement, unless Purchaser terminates the Agreement pursuant to Sections 3.5(d), 5.1, 6.2, 8.1, 9.2, 9.6 or 13 of the same, in which case such sections shall govern the refund of the Earnest Money.

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(b)    The second (2nd) sentence of Section 2.2(a) of the Agreement is hereby modified to provide that if Purchaser does not terminate the Agreement prior to the expiration of the Inspection Period by delivering a Termination Notice, Purchaser shall deposit the Additional Deposit with Escrow Agent within one (1) business day after the expiration of the Inspection Period.

5.Agreement in Full Force and Effect. The Agreement, as hereby amended, is hereby ratified, confirmed and continued in all respects, and all covenants, terms and conditions of the Agreement, as hereby amended, are hereby incorporated herein by this reference.
6.Transferees, Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding upon Purchaser, Seller, and their respective transferees, successors and assigns.
7.Execution Counterparts; Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument. A facsimile signature or other electronic signature shall be deemed for all purposes to be an original.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PURCHASER: STEADFAST ASSET HOLDINGS, INC., a California corporation By: _/s/ Ana Marie del Rio_____________ Name:_Ana Marie del Rio_____________ Its: _Secretary_______________________

SELLER:

WILKINSON CGR LAWRENCEVILLE, LLC,
a Georgia limited liability company

By: WREP III Manager, LLC, a Georgia limited
        liability company, its managing member

   By: The Wilkinson Group, Inc., a Georgia
          Corporation, its manager

           By: _/s/ Phillip R. Deguire______________
                  Phillip R. Deguire, Its CEO

                                   [Corporate Seal]

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